EXHIBIT 10.1
------------



                        OAKRIDGE AGREEMENT FOR
               PURCHASE AND SALE OF PARTNERSHIP INTEREST
                                between
             CARLYLE REAL ESTATE LIMITED PARTNERSHIP-VII,
                               as SELLER
                                  and
                       TRIZECHAHN CENTERS INC.,
                               as BUYER
                              relating to
                         OAKRIDGE ASSOCIATES,
                   a California general partnership
                     EFFECTIVE AS OF APRIL 3, 1998
                      [DRAFT DATED APRIL 2, 1998]

                           TABLE OF CONTENTS
Section                                                            Page

1.    DEFINITIONS                                                  2
      1.1    Affiliate                                             2
      1.2    Agreement                                             2
      1.3    Business                                              2
      1.4    Buyer                                                 2
      1.5    Omitted                                               2
      1.6    Omitted                                               2
      1.7    Cash                                                  2
      1.8    Close of Escrow or Closing                            2
      1.9    Omitted                                               2
      1.10   Condemnation                                          2
      1.11   Escrow                                                2
      1.12   Escrow Holder                                         2
      1.13   Governmental Body                                     3
      1.14   Indemnified Party                                     3
      1.15   Indemnifying Party                                    3
      1.16   Major Damage or Destruction                           3
      1.17   Management Agreement                                  3
      1.18   Manager                                               3
      1.19   Omitted                                               3
      1.20   Omitted                                               3
      1.21   Omitted                                               3
      1.22   Partnership                                           3
      1.23   Partnership Agreement                                 3
      1.24   Omitted                                               3
      1.25   Partnership Property                                  3
      1.26   Business Property                                     3
      1.27   Purchase Price                                        3
      1.28   Scheduled Closing Date                                4
      1.29   Seller                                                4
      1.30   Seller's Partnership Interest                         4
2.    PURCHASE AND SALE                                            4
      2.1    Purchase of Partnership Interest                      4
      2.2    Purchase Price and Payment                            4
      2.3    Closing                                               4
      2.4    Partnership Distributions                             4
3.    REPRESENTATIONS AND WARRANTIES OF SELLER                     5
      3.1    Partnership Interest                                  5
      3.2    Partnership Interest Ownership                        5
      3.3    Entity Standing                                       5
      3.4    Authority                                             5
      3.5    Consents; Conflicts                                   5
      3.6    Brokers or Finders                                    5
      3.7    Litigation                                            6
      3.8    No Untrue Statements                                  6
      3.9    Agreements                                            6
      3.10   Title to Business Property                            6
4.    REPRESENTATIONS AND WARRANTIES OF BUYER                      6
      4.1    Corporate Standing                                    6
      4.2    Authority                                             6
      4.3    Consents; Conflicts                                   6
      4.4    Omitted                                               7
      4.5    Brokers or Finders                                    7
5.    DELIVERIES TO ESCROW AND CONDUCT BEFORE CLOSING              7
      5.1    Deliveries by Seller                                  7
      5.2    Deliveries by Buyer                                   7
      5.3    Cooperation and Further Assurances                    8
6.    CONDITIONS TO CLOSING                                        8
      6.1    For Buyer                                             8
      6.2    For Seller                                            8
7.    CLOSING                                                      9
      7.1    Supplemental Escrow Instructions                      9
      7.2    Closing Procedures                                    9

8.    CONDEMNATION, DAMAGE OR DESTRUCTION                          9
      8.1    Condemnation                                          9
      8.2    Damage or Destruction                                 9
9.    PARTIES' OBLIGATIONS AFTER CLOSING                          10
      9.1    Cooperation Regarding Tax Returns                    10
      9.2    Expenses of Parties                                  10
      9.3    Indemnification                                      10
      9.4    Procedure for Indemnification                        10
10.   ARBITRATION OF DISPUTES                                     11
11.   MUTUAL RELEASES                                             14
      11.1   TrizecHahn Release                                   14
      11.2   JMB Release                                          14
      11.3   Civil Code Section 1542                              15
12.   MISCELLANEOUS PROVISIONS                                    15
      12.1   Notice and Cure Rights                               15
      12.2   Refraining from Legal Proceedings                    16
      12.3   Assignment                                           16
      12.4   Amendment, Modification and Waiver                   16
      12.5   Partial Invalidity                                   16
      12.6   No Third Party Beneficiary                           17
      12.7   Notices                                              17
      12.8   Time of Essence                                      18
      12.9   Governing Law                                        18
      12.10  Remedies                                             18
      12.11  Attorneys' Fees                                      18
      12.12  Expenses of Parties                                  19
      12.13  Further Assurances                                   19
      12.14  Headings                                             19
      12.15  Gender                                               19
      12.16  Fair Meaning                                         19
      12.17  Binding Effect                                       19
      12.18  Counterparts and Facsimiles                          19
      12.19  Entire Agreement                                     19
      12.20  Limitation on Liability; Survival of Claims          20
      12.21  Tax Structure of Purchase                            22
      12.22  Confidentiality                                      22
      12.23  Costs and Expenses; Prorations                       22
      12.24  Cash Reserve                                         23
      12.25  Waiver of Right of First Refusal                     24

TABLE OF EXHIBITS
1.    ASSIGNMENT OF PARTNERSHIP INTERESTS
2.    OMITTED
3.    JMBAUTHORIZING RESOLUTION
4.    BUYER AUTHORIZING RESOLUTION
5.    OMITTED
6.    CERTIFICATE OF NON-FOREIGN STATUS

                        OAKRIDGE AGREEMENT FOR
               PURCHASE AND SALE OF PARTNERSHIP INTEREST

     THIS OAKRIDGE AGREEMENT FOR PURCHASE AND SALE OF PARTNERSHIP INTEREST (the "Purchase Agreement" or "Agreement") is made and entered into on April 3, 1998 (the "Effective Date"), by the following party, hereinafter referred to as "Seller":

     CARLYLE REAL ESTATE LIMITED PARTNERSHIP-VII, an Illinois limited partnership;

     and also by the following party, hereinafter referred to as "Buyer":

     TRIZECHAHN CENTERS INC., a California corporation, formerly known as ERNEST W. HAHN, INC., a California corporation.

                           R E C I T A L S :

     A. PARTNERSHIP. Seller and Buyer together constitute all of the partners in Oakridge Associates, a California general partnership (the "Partnership"). The Partnership was formed by Articles of Partnership made and entered into as of October 15, 1977 (the "Partnership Agreement"). The Partnership Agreement is in full force and effect and has not been amended.

The defined terms in the Partnership Agreement are incorporated herein by reference.

     B. BUSINESS PROPERTY. The principal asset of the Partnership is the Business Property, as defined in the Partnership Agreement. It consists of certain real and personal property in San Jose, California, which, together with improvements owned by department stores on certain parcels, is commonly known as "Oakridge Mall." All of the real and personal property assets of the Partnership, individually and collectively, including, but not limited to, the Business Property, are referred to in this Agreement as the "Partnership Property."

     C. PURPOSE. Seller desires to sell, and Buyer desires to purchase, all of Seller's interest in the Partnership, consisting of all of its general partnership interest in the Partnership, including, without limitation, all of its interest in capital, profits, liquidation proceeds, distributions and all other rights and interests under the Partnership Agreement or relating to the Partnership (collectively, "Seller's Partnership Interest"), on the terms and conditions set forth in this Agreement.

                          A G R E E M E N T :

           NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

           DEFINITIONS. As used in this Agreement, the following terms shall have the meanings ascribed to them in this Section 1:

                 1.1 AFFILIATE. Any person or entity who directly or indirectly controls, is controlled by or is under common control with the specified person. By way of example and without limiting the generality of the foregoing, where a determination is being made as to whether two corporations are Affiliates, the "direct control" test is met, and accordingly they are Affiliates, if one of those corporations controls or is controlled by the other, and the "indirect control" test is met, and accordingly they are Affiliates, if both of those corporations are in a chain of Affiliated corporations ultimately controlled by a common parent one or more tiers above them.

                 1.2 AGREEMENT. This Purchase Agreement, including all amendments hereto, and all exhibits referred to herein.

                 1.3 BUSINESS. The business operated and conducted by the Partnership on the date of this Agreement, including, without limitation, the ownership, operation, leasing and subleasing of the Business Property.

                 1.4 BUYER. TrizecHahn Centers Inc., a California corporation.

                 1.5  OMITTED.

                 1.6  OMITTED.

                 1.7 CASH. (i) Currency, (ii) checks currently dated and honored upon presentation for payment, or (iii) amounts credited by wire-transfer into the bank accounts of the payee.

                 1.8 CLOSE OF ESCROW OR CLOSING. The date upon which Buyer deposits the Purchase Price, plus or minus Buyer's and Seller's respective shares of costs and prorations as set forth in Section 12.23, into Escrow by wire transfer of immediately available federal funds.

                 1.9  OMITTED.

                 1.10 CONDEMNATION. Any taking of the Business Property or any part thereof by condemnation or by exercise of any right of eminent domain or threat thereof, or by any similar proceeding or act of any Governmental Body.

                 1.11 ESCROW. The escrow established with Escrow Holder pursuant to the terms of this Agreement.

                 1.12 ESCROW HOLDER.  First American Title Guaranty
Company.

                 1.13 GOVERNMENTAL BODY. Any domestic or foreign national, state, municipal or other local government or multi-national body, any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder.

                 1.14 INDEMNIFIED PARTY. The indemnified party as defined in Section 9.4.1 below.

                 1.15 INDEMNIFYING PARTY. The indemnifying party as defined at Section 9.4.1 below.

                 1.16 MAJOR DAMAGE OR DESTRUCTION. Damage or destruction at the Business Property for which repair costs are estimated to exceed $250,000.

                 1.17 MANAGEMENT AGREEMENT. The Management Agreement [for] Oakridge Mall dated October 15, 1977, by and between the Partnership and the Manager.

                 1.18 MANAGER. TrizecHahn Centers Inc., a California corporation.

                 1.19 OMITTED.

                 1.20 OMITTED.

                 1.21 OMITTED.

                 1.22 PARTNERSHIP. Oakridge Associates, a California general partnership.

                 1.23 PARTNERSHIP AGREEMENT. The Articles of Partnership of Oakridge Associates, a California general partnership, dated October 15, 1977.

                 1.24 OMITTED.

                 1.25 PARTNERSHIP PROPERTY. This term is defined in Recital B.

                 1.26 BUSINESS PROPERTY. This term is defined in Recital B.

                 1.27 PURCHASE PRICE.  The purchase price as defined at
Section 2.2.1 below.

                 1.28 SCHEDULED CLOSING DATE. April 20, 1998; provided, however, that Buyer may elect to move the Scheduled Closing Date to an earlier date by providing three (3) business days prior written notice thereof to Seller and Escrow Holder.

                 1.29 SELLER. Carlyle Real Estate Limited Partnership - VII, an Illinois limited partnership.

                 1.30 SELLER'S PARTNERSHIP INTEREST. This term is defined in Recital C.

           2.    PURCHASE AND SALE.

                 2.1 PURCHASE OF PARTNERSHIP INTEREST. Subject to the terms and conditions of this Purchase Agreement, and in reliance upon the representations and warranties herein, on the Scheduled Closing Date, Seller shall sell Seller's Partnership Interest to Buyer, and Buyer shall purchase Seller's Partnership Interest from Seller.

                 2.2  PURCHASE PRICE AND PAYMENT.

                      2.2.1 AMOUNT. The aggregate purchase price for Seller's Partnership Interest shall be Twenty Million Seven Hundred Thousand Dollars ($20,700,000) (the "Purchase Price").

                      2.2.2 PAYMENT. Buyer shall pay the Purchase Price, plus or minus Buyer's and Seller's respective shares of costs and prorations as set forth in Section 12.23, to Seller by wire transfer or immediately available funds on the Scheduled Closing Date.

                 2.3  CLOSING.

                      2.3.1 PLACE. The Closing shall take place on the Scheduled Closing Date through escrow ("Escrow") with the Escrow Holder.

                      2.3.2 CONDUCT PENDING CLOSING. Neither Buyer nor Seller shall, except with the prior written consent of the other, (i) amend the Partnership Agreement, sell or refinance the Business Property, or engage in any other act outside the ordinary course of business of the Partnership, or (ii) make or consent to the making of any distributions by the Partnership to any of the Partners, except as set forth in
Section 12.23.4 below. In all other respects, during the term of this Agreement, the parties shall continue to conduct their affairs in relation to the Partnership and Partnership Property in a manner consistent with the Partnership Agreement.

                 2.4  PARTNERSHIP DISTRIBUTIONS.  Partnership
distributions shall be governed by Section 12.23.4 below.

           3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer as follows:

                 3.1  Partnership Interest.  Seller's Partnership
Interest constitutes the entire interest in the Partnership, the Business, the Business Property and the Partnership Property of Seller.

                 3.2 PARTNERSHIP INTEREST OWNERSHIP. Subject only to the terms of the Partnership Agreement, Seller's Partnership Interest is free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, claims, rights of third parties, charges, encumbrances and restrictions of every kind and nature.

                 3.3 ENTITY STANDING. Seller and its general partner, JMB Realty Corporation, a Delaware corporation ("JMB") are each duly organized and validly existing under the laws of the State of Illinois and the State of Delaware, respectively, and have all requisite power and authority to carry on their businesses as currently conducted.

                 3.4 AUTHORITY. Seller and JMB each has the requisite power and authority to enter into this Agreement and to sell or cause Seller to sell Seller's Partnership Interest. Seller and JMB have taken all such actions as may be necessary and proper to authorize this Agreement, their execution and delivery hereof, their consummation of the transactions contemplated hereby and their execution and delivery of each of the documents required to be delivered hereunder. This Agreement has been duly executed and delivered by them and is valid, binding and enforceable against them in accordance with its terms.

                 3.5 CONSENTS; CONFLICTS. The execution and delivery of this Agreement by Seller and JMB and the consummation by Seller of the transactions provided hereunder, (i) do not require any third party consent, or notice to any third party, or any permit, authorization or filing with any Governmental Body (other than those the failure of which to obtain would not have a material adverse effect on Buyer), (ii) will not violate the respective charter documents of Seller or JMB (articles of incorporation and bylaws in the case of JMB, and limited partnership agreement in the case of Seller), each as the same may have been amended from time to time, and (iii) will not violate, conflict with, result in the breach of, or cause the acceleration of or default under any provision of any material agreement, law, order, arbitration award, judgment or decree to which Seller or JMB is a party (collectively or individually) or by which Seller or JMB is subject or bound.

                 3.6  BROKERS OR FINDERS.  Except as set forth in
Section 12.23.1 below, neither Seller, nor any of its agents, has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other like payment in connection with this Agreement, and Seller will indemnify and hold Buyer harmless from any such payment alleged to be due by or through Seller as a result of the action of Seller or its agents.

                 3.7 LITIGATION. There is not pending nor, to the best of Seller's knowledge, threatened, any litigation, proceeding or investigation (i) relating to Seller's title to Seller's Partnership Interest which may adversely affect the transaction contemplated by this Agreement, or (ii) relating to Seller in its capacity as a partner in the Partnership which may adversely affect the transaction contemplated by this Agreement, or (iii) relating to Seller in any capacity OTHER THAN as a partner in the Partnership which may materially adversely affect the transaction contemplated by this Agreement.

                 3.8 NO UNTRUE STATEMENTS. No representation, warranty or covenant by Seller in this Agreement contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements therein not misleading.

                 3.9 AGREEMENTS. Except as disclosed or contemplated by the books or records of the Partnership or as otherwise disclosed to or known by Buyer or Manager, Seller has not entered into any agreements relating to the Business Property which are binding on the Partnership or the Business Property and which will survive the Close of Escrow.

                 3.10 TITLE TO BUSINESS PROPERTY. Except as disclosed or contemplated by the books or records of the Partnership or as otherwise disclosed to or known by Buyer or Manager, Seller has not conveyed any interest in the Business Property or caused or permitted any liens or encumbrances to be placed on the Business Property which are not disclosed by a document or documents recorded in Santa Clara County.

           4. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller as follows:

                 4.1 CORPORATE STANDING. Buyer is duly organized and validly existing under the laws of the State of California, and has all requisite power and authority to carry on its business as currently conducted.

                 4.2 AUTHORITY. Buyer has the requisite power and authority to enter into this Agreement and to purchase Seller's Partnership Interest. Buyer has taken all such action as may be necessary and proper to authorize this Agreement, its execution and delivery hereof, its consummation of the transactions contemplated hereby and its execution and delivery of each of the documents required to be delivered hereunder. This Agreement has been duly executed and delivered by Buyer and is valid, binding and enforceable against Buyer in accordance with its terms.

                 4.3 CONSENTS; CONFLICTS. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions provided hereunder, (i) do not require any third party consent, or notice to any third party, or any permit, authorization or filing with any Governmental Body (other than those the failure of which to obtain would not have a material adverse effect on Seller), (ii) will not violate the articles of incorporation or bylaws of Buyer, as the same may have been amended from time to time, and (iii) will not violate, conflict with, result in the breach of, or cause the acceleration of or default under any provision of any material agreement, law, order, arbitration award, judgment or decree to which Buyer is a party or by which Buyer is subject or bound.

                 4.4  OMITTED.

                 4.5 BROKERS OR FINDERS. Neither Buyer, nor any of its agents, has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other like payment in connection with this Agreement, and Buyer will indemnify and hold Seller harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its agents.

           5.    DELIVERIES TO ESCROW AND CONDUCT BEFORE CLOSING.

                 5.1 DELIVERIES BY SELLER. Prior to the Scheduled Closing Date, Seller shall deliver to Escrow Holder each of the following:

                      5.1.1 An Assignment and Assumption of Partnership Interest duly executed by Seller in the form attached hereto as EXHIBIT 1 (the "Assignment of Partnership Interest").

                      5.1.2 Omitted.

                      5.1.3 An authorization, resolution or written consent action by the board of directors of JMB in the form attached hereto as EXHIBIT 3, authorizing this Agreement, the execution and delivery hereof, the consummation of the transactions contemplated hereby and the execution and delivery of each of the documents required to be delivered hereunder (the "JMB Authorizing Resolution").

                      5.1.4 A Certificate of Non-Foreign Status, duly executed by Seller in the form attached hereto as EXHIBIT 6 (the
"Certificate of Non-Foreign Status").

                      5.1.5 Any leases, contracts, books, invoices, bills or records of the Partnership regarding the ownership, operation or management of the Business Property from past years in Seller's possession or control to the extent the same are not in Buyer's possession or control.

                      5.1.6 Any other documents or instruments which Buyer or Escrow Holder may reasonably request (provided the same do not materially increase any cost, liability or obligation of a party from that otherwise contemplated herein).

           5.2   DELIVERIES BY BUYER.

                 5.2.1On the Scheduled Closing Date, Buyer shall deliver to Escrow Holder the Purchase Price set forth in Section 2.2.1 above, plus or minus Buyer's and Seller's respective shares of costs and prorations as set forth in Section 12.23.

                 5.2.2Prior to the Scheduled Closing Date, Buyer shall deliver to Escrow Holder the Assignment of Partnership Interest duly executed by Buyer.

                 5.2.3Prior to the Scheduled Closing Date, Buyer shall deliver to Escrow Holder an authorization, resolution or written consent action by the Board of Directors of Buyer (or the Affiliate to which Buyer is assigning its rights and obligations hereunder) in the form attached hereto as EXHIBIT 4, authorizing this Agreement, the execution and delivery hereof, the consummation of the transactions contemplated hereby and the execution and delivery of each of the documents required to be executed by Buyer hereunder (the "Buyer Authorizing Resolution").

           5.3 COOPERATION AND FURTHER ASSURANCES. Each party to this Agreement agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions and intent of this Agreement (provided the same do not materially increase any cost, liability or obligation of a party from that otherwise contemplated herein).

           6.    CONDITIONS TO CLOSING.

                 6.1 FOR BUYER. The obligation of Buyer to consummate the transaction contemplated by this Agreement shall be subject to the following conditions or Buyer's waiver thereof:

                      6.1.1 SELLER DELIVERIES. Escrow Holder shall have received from Seller all of the documents to be delivered by Seller pursuant to Section 5.1 above.

                      6.1.2 REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. Seller shall have duly performed in all material respects each and every covenant and agreement to be performed by Seller pursuant to this Agreement and Seller's representations and warranties set forth in
Section 3 above shall be true and correct in all material respects as of the Scheduled Closing Date.

                      6.1.3 CONDITION OF THE BUSINESS PROPERTY. As of the Scheduled Closing Date, there shall have been no Condemnation or damage or destruction to the Business Property as to which Buyer has elected to terminate this Agreement in accordance with Section 8 below.

                 6.2 FOR SELLER. The obligation of Seller to consummate the transaction contemplated by this Agreement shall be subject to the following conditions or Seller's waiver thereof:

                      6.2.1 BUYER DELIVERIES. Escrow Holder shall have received from Buyer all of the funds and documents to be delivered by Buyer pursuant to Section 5.2 above.

                      6.2.2 REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER. Buyer shall have duly performed in all material respects each and every covenant and agreement to be performed by Buyer and Buyer's representations and warranties set forth in Section 4 above shall be true and correct in all material respects as of the Scheduled Closing Date.

           7. CLOSING. The terms "Close of Escrow" and "Closing" are defined in Section 1.8 above. The following provisions shall govern Escrow and the Closing:

                 7.1 SUPPLEMENTAL ESCROW INSTRUCTIONS. The parties hereby agree to execute, deliver and be bound by any reasonable or customary supplemental escrow instructions of Escrow Holder in order to consummate the transaction contemplated by this Agreement. To the extent of any conflict or inconsistency between such supplemental instructions and this Agreement, this Agreement shall control.

                 7.2 CLOSING PROCEDURES. The closing of the purchase and sale of Seller's Partnership Interest shall take place through Escrow as described in Section 2.3 above. Immediately upon such Closing, Escrow Holder shall disburse to Seller the Purchase Price , plus or minus Buyer's and Seller's respective shares of costs and prorations as set forth in
Section 12.23 below, and shall deliver to Buyer all of the documents, as originally executed by or on behalf of Seller, deposited into Escrow by Seller pursuant to Section 5.1 above. Any funds deposited by or on behalf of Buyer in excess of the above-stated amount shall be returned to Buyer.

           8.    CONDEMNATION, DAMAGE OR DESTRUCTION.

                 8.1 CONDEMNATION. In the event of a Condemnation of all or any portion of the Business Property prior to the Closing, Buyer may, at its option, elect not to acquire Seller's Partnership Interest, by written notice to Seller and Escrow Holder within fifteen (15) days after the date on which such Condemnation commences. If Buyer does so elect, then the Escrow and this Agreement shall be terminated, and all funds and documents held by Escrow Holder shall be returned to the party depositing the same. If Buyer does not so elect, Buyer shall close the purchase, in which case Buyer shall be entitled to all of the Partnership's interest in all proceeds relating to such Condemnation.

                 8.2 DAMAGE OR DESTRUCTION. In the event of damage or destruction of the Business Property prior to the Closing:

                      8.2.1 In any case involving Major Damage or Destruction, Buyer may, at its option, elect not to acquire Seller's Partnership Interest, by written notice to Seller and Escrow Holder within fifteen (15) days after the date on which such damage or destruction occurs. If Buyer does so elect, then the Escrow and this Agreement shall be terminated, and all funds and documents held by Escrow Holder shall be returned to the party depositing the same. If Buyer does not so elect,

Buyer shall close the purchase, in which case Buyer shall be entitled to all of the Partnership's interest in all insurance proceeds relating to such damage or destruction.

                      8.2.2 In any case involving damage or destruction that is not encompassed by Section 8.2.1 above, Buyer shall close the purchase, and shall be entitled to all of the Partnership's interest in all insurance proceeds relating to such damage or destruction.

           9.    PARTIES' OBLIGATIONS AFTER CLOSING.

                 9.1  COOPERATION REGARDING TAX RETURNS.  Seller and
Buyer shall cooperate, and Buyer shall cause the Partnership to cooperate, in the closing of their books and the proper reporting of items on the tax returns of the Partnership. Nothing contained in this Section 9.1 shall be construed as limiting the responsibility of the Partnership for filing any and all required tax returns. Seller agrees that the Partnership and each of the entities constituting Seller will make an Internal Revenue Code
Section 754 election on both of the Partnership's tax returns for the calendar year in which the Closing occurs.

                 9.2 EXPENSES OF PARTIES. Except as specifically set forth in other provisions of this Agreement, all expenses involved in the preparation, authorization and consummation of this Agreement, and all fees and expenses for agents, representatives, counsel and accountants, shall be borne solely by the party who incurs the same. The fees and reimbursable expenses of Escrow Holder shall be born 50% by Seller and 50% by Buyer.

                 9.3  INDEMNIFICATION.

                      9.3.1 Subject to the terms of Section 12.20 below, Seller covenants and agrees to indemnify, defend and hold Buyer and its shareholders, officers, directors, employees, agents, attorneys, representatives, Affiliates, predecessors, successors and assigns (collectively, the "TrizecHahn Indemnified Group") harmless from and against any and all actual liabilities obligations, damages, losses and expenses, including claims of every kind and nature, whether accrued, absolute, contingent or otherwise, and reasonable attorneys' fees and the costs of defense (in no event, however, to include any consequential or punitive damages) (collectively, "Losses"), incurred by any one or more members of the TrizecHahn Indemnified Group in any action or proceeding arising as a result or by reason of the breach, falsity or failure of the representation and warranty made by Seller in Section 3.2 of this Agreement (the "Specified Representation).

                      9.3.2 Buyer covenants and agrees to indemnify, defend and hold Seller and its partners, shareholders, officers, directors, employees, agents, attorneys, representatives, Affiliates, predecessors, successors and assigns (collectively, the "JMB Indemnified Group") harmless from and against any and all Losses (as defined in Section 9.3.1 above) incurred by any one or more members of the JMB Indemnified Group in any action or proceeding arising as a result or by reason of the breach, falsity or failure of any of Buyer's representations or warranties contained in this Agreement.

                 9.4  PROCEDURE FOR INDEMNIFICATION.

                      9.4.1 If a party shall seek to claim
indemnification pursuant to Section 9.3 above (the "Indemnified Party"), the Indemnified Party shall promptly notify the party obligated to provide such indemnification (the "Indemnifying Party") in writing of such claim, setting forth the nature and amount of the claim in detail. Failure of the Indemnified Party to promptly notify the Indemnifying Party upon discovery of an indemnifiable claim shall not bar the Indemnified Party's claim for indemnification hereunder; provided, however, that the Indemnified Party's liability hereunder shall be limited to that which would have existed had prompt notice been given, and the Indemnified Party shall be solely responsible for, and shall indemnify the Indemnifying Party from such increased liability that shall have been occasioned by its failure to provide the Indemnifying Party with prompt notice.

                      9.4.2 The Indemnifying Party shall promptly notify the Indemnified Party in writing whether or not it intends to defend such third party claim or demand. After the assumption of the defense, the Indemnifying Party shall diligently pursue such defense using counsel reasonably acceptable to the Indemnified Party. The Indemnified Party shall not be liable for any legal expenses subsequently incurred by the Indemnifying Party in connection with such defense, but the Indemnified Party may participate in such defense at its own expense. However, if the Indemnifying Party declines or fails or ceases to defend the third party claim or demand (or if its counsel declares itself barred or disqualified from acting on behalf of the Indemnified Party in such matter), the Indemnified Party may assume its own defense through counsel of its own choice and the Indemnified Party's reasonable legal expenses, including, without limitation, legal expenses and costs incurred in connection with collecting any Losses from the Indemnifying Party, shall become part of its Losses subject to indemnification hereunder.

                      9.4.3 The Indemnifying Party shall provide, or cause its counsel to provide, to the Indemnified Party monthly reports as to the status of any such defense. The Indemnifying Party shall respond promptly and fully to any inquiries from the Indemnified Party as to any aspect of the defense of any third party claim or demand.

                      9.4.4 If a settlement opportunity related to an indemnified claim or demand of a third party is presented, and if the Indemnified Party reasonably objects to the settlement offer, the Indemnifying Party may, at its sole option, pay the amount of settlement under the settlement offer to the Indemnified Party, in which event the Indemnifying Party shall be relieved of all liability related to such indemnified claim or demand and in which event the Indemnified Party shall conduct and defend at its own cost and through counsel of its own choosing, the claim or demand of the third party giving rise to such claim for indemnification.

                      9.4.5 Each party shall fully cooperate with the other party and its counsel in the defense or compromise of such claim or demand. The Indemnifying Party shall not, except with the written consent of the Indemnified Party, consent to the entry of a judgment or settlement which does not include, as a term thereof, the unconditional release of the Indemnified Party and any of its Affiliates named as parties therein from all liability in respect of such third party claim or demand.

           10. ARBITRATION OF DISPUTES. ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR CONCERNING THE BREACH OR INTERPRETATION HEREOF, SHALL BE SETTLED BY ARBITRATION IN ACCORDANCE WITH THE FOLLOWING PROVISIONS. FOR PURPOSES OF THIS SECTION 10 ONLY, (A) ALL AFFECTED PARTIES WITHIN THE JMB INDEMNIFIED GROUP WILL BE REFERRED TO IN THE SINGULAR AS A "PARTY" AND SHALL JOINTLY TAKE THE PROCEDURAL ACTIONS REQUIRED IN CONNECTION WITH THE ARBITRATION PROCEEDING DESCRIBED BELOW AS THOUGH THEY WERE A SINGLE "PARTY," AND (B) ALL AFFECTED PARTIES WITHIN THE TRIZECHAHN INDEMNIFIED GROUP WILL BE REFERRED TO IN THE SINGULAR AS A "PARTY" AND SHALL JOINTLY TAKE THE PROCEDURAL ACTIONS REQUIRED IN CONNECTION WITH THE ARBITRATION PROCEEDING DESCRIBED BELOW AS THOUGH THEY WERE A SINGLE "PARTY." FOR EXAMPLE, IF SELLER, BUYER AND ONE OR MORE OF THEIR AFFILIATES ARE AFFECTED BY A DEMAND FOR ARBITRATION, THERE WOULD NOT BE MORE THAN TWO ARBITRATORS SELECTED PURSUANT TO SECTION 10.1 BELOW, BUT ONLY TWO ARBITRATORS -- ONE NAMED BY THE JMB INDEMNIFIED GROUP, AND THE OTHER NAMED BY THE TRIZECHAHN INDEMNIFIED GROUP:

                 10.1 THE PARTY SEEKING ARBITRATION SHALL DELIVER A
WRITTEN NOTICE OF DEMAND TO RESOLVE DISPUTE (THE "DEMAND") TO THE OTHER PARTY TO THIS AGREEMENT. THE DEMAND SHALL INCLUDE A STATEMENT OF THE PARTY'S CLAIM, THE AMOUNT THEREOF, AND THE NAME OF THE PROPOSED ARBITRATOR, SELECTED FROM THE THEN CURRENT COMMERCIAL OR BUSINESS ARBITRATION LIST OF THE SUPERIOR COURT FOR THE COUNTY OF SANTA CLARA, TO DECIDE THE DISPUTE ("ARBITRATOR"). WITHIN TWENTY (20) DAYS AFTER RECEIPT OF THE DEMAND, THE OTHER PARTY AGAINST WHOM A DEMAND IS MADE SHALL DELIVER A WRITTEN RESPONSE ("RESPONSE") TO THE DEMANDING PARTY. THE RESPONSE SHALL INCLUDE A SHORT AND PLAIN STATEMENT OF THE PARTY'S DEFENSES TO THE CLAIM AND SHALL ALSO STATE WHETHER THE PARTY AGREES TO THE ARBITRATOR CHOSEN BY THE DEMANDING PARTY.

                 10.2 IN THE EVENT THE PARTIES CANNOT AGREE ON A SINGLE ARBITRATOR, EACH PARTY SHALL SELECT AN ARBITRATOR FROM THE THEN CURRENT COMMERCIAL OR BUSINESS ARBITRATION LIST OF THE SUPERIOR COURT FOR THE COUNTY OF SANTA CLARA, AND THOSE TWO ARBITRATORS SHALL SELECT A THIRD ARBITRATOR FROM THE THEN CURRENT COMMERCIAL OR BUSINESS ARBITRATOR LIST OF THE SUPERIOR COURT OF THE COUNTY OF SANTA CLARA. ANY ARBITRATION SHALL BE HELD IN A MUTUALLY AGREEABLE LOCATION IN SAN JOSE, CALIFORNIA.

                 10.3 THE PARTIES SHALL BE ENTITLED TO FULL RIGHTS OF DISCOVERY AS SET FORTH IN THE CODE OF CIVIL PROCEDURE FOR CIVIL ACTIONS TRIED IN THE SUPERIOR COURTS OF THE STATE OF CALIFORNIA. ALL DISCOVERY SHALL BE COMPLETED WITHIN SIXTY (60) DAYS FOLLOWING SELECTION OF THE ARBITRATORS.

                 10.4 THE ARBITRATORS' POWERS SHALL BE LIMITED AS
FOLLOWS: THE ARBITRATORS SHALL FOLLOW THE SUBSTANTIVE LAWS OF THE STATE OF CALIFORNIA, INCLUDING RULES OF EVIDENCE. HIS/HER/THEIR DECISION SHALL BE SUPPORTED BY SUBSTANTIAL EVIDENCE AND OTHER LIKE PROVISIONS. THE GROUNDS FOR CORRECTION, VACATION OR CONFIRMATION SHALL BE LIMITED TO THOSE CONTAINED IN CODE OF CIVIL PROCEDURE SECTIONS 1286.2 AND 1286.6.

                 10.5 TO THE EXTENT POSSIBLE, THE ARBITRATION HEARINGS SHALL BE CONDUCTED ON CONSECUTIVE DAYS, EXCLUDING SATURDAYS, SUNDAYS AND HOLIDAYS, UNTIL THE COMPLETION OF THE HEARINGS.

                 10.6 IN CONNECTION WITH ANY ARBITRATION PROCEEDINGS COMMENCED HEREUNDER, ANY PARTY SHALL HAVE THE RIGHT TO JOIN ANY THIRD PARTIES IN SUCH PROCEEDINGS IN ORDER TO RESOLVE ANY OTHER DISPUTES, THE FACTS OF WHICH ARE RELATED TO THE MATTERS SUBMITTED FOR ARBITRATION HEREUNDER.

                 10.7 THE ARBITRATORS SHALL RENDER HER/HIS/THEIR DECISION CONCERNING THE SUBSTANTIVE ISSUE(S) IN DISPUTE IN WRITING. IF THE PARTIES FAIL TO AGREE ON A SINGLE ARBITRATOR AND THE THREE ARBITRATORS SELECTED CANNOT AGREE AS TO THEIR DECISION, THEN THE JOINT DECISION OF ANY TWO OF THE THREE ARBITRATORS SHALL BE CONTROLLING. THE WRITTEN DECISION SHALL BE SENT TO THE PARTIES NO LATER THAN THIRTY (30) DAYS FOLLOWING THE LAST HEARING DATE.

                 10.8 IF ANY OF THE PROVISIONS RELATING TO ARBITRATION ARE NOT ADHERED TO OR COMPLIED WITH, EITHER PARTY MAY PETITION THE CALIFORNIA SUPERIOR COURT, SANTA CLARA COUNTY, FOR APPROPRIATE RELIEF.

                 10.9 IN THE EVENT THE PARTIES PROCEED WITH ARBITRATION, EACH PARTY AGREES TO USE ITS BEST EFFORTS TO HAVE THE JUDGMENT OR DETERMINATION OF THE ARBITRATORS RENDERED WITHIN NINETY (90) DAYS OF THE DATE OF DELIVERY OF THE REQUEST THAT SUCH ARBITRATION BE COMMENCED. THE PARTIES AGREE TO BE BOUND BY THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION.

                 10.10NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THIS "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

                 10.11WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

                      _____/_____ _____/_____
                      SELLER'S         BUYER'S
                      INITIALS         INITIALS

           11.   MUTUAL RELEASES.

                 11.1 TRIZECHAHN RELEASE. Effective upon the Close of Escrow, Buyer, for itself and its shareholders, officers, directors, employees, agents, attorneys, representatives, Affiliates, predecessors, successors and assigns (collectively, the "TrizecHahn Release Group"), fully and forever release and discharge Seller, and its shareholders, partners, officers, directors, employees, agents, attorneys, representatives, Affiliates, predecessors, successors and assigns (collectively, the "JMB Release Group"), of and from any and all claims, debts, demands, actions, and causes of actions, suits, costs, damages, expenses, accounts, covenants, contracts, controversies, agreements, promises and liabilities whatsoever, both in law and in equity, which they may now have or ever may have had or may have in the future against the JMB Release Group, and each of them, for all matters relating to, or arising from (i) the Partnership, the Partnership Agreement, the Management Agreement, the Partnership Interest or the Partnership Property (ii) the ownership, management and operation of the Business Property and Partnership Property at any time whatsoever, whether before, during or after the Close of Escrow, (iii) the conduct of the JMB Release Group, and each of them at any time whatsoever, whether before, during or after the Close of Escrow, with respect to the Partnership Agreement, the Management Agreement, the Partnership Interest or the Partnership Property, and (iv) any breach or alleged breach of this Agreement; BUT SPECIFICALLY EXCLUDING from the foregoing release and discharge only (a) claims based upon the representations, warranties, indemnities and further assurances specifically set forth in Sections 3, 5.3 and 9.3 of this Agreement, which by the terms of Section 12.20 below are to survive the execution and delivery hereof, the consummation of the transactions contemplated hereby and the transfer and delivery of Seller's Partnership Interest, (b) claims by Buyer referred to in Sections 12.20.1 and 12.20.2 below, and (c) the obligations of Seller under Sections 12.23 and 12.24 below.

                 11.2 JMB RELEASE. Effective upon the Close of Escrow, Seller, for itself and for the JMB Release Group, and each of them, fully and forever release and discharge the TrizecHahn Release Group, and each of them, of and from any and all claims, debts, demands, actions, and causes of actions, suits, costs, damages, expenses, accounts, covenants, contracts, controversies, agreements, promises and liabilities whatsoever, both in law and in equity, which they may now have or ever may have had or may have in the future against the TrizecHahn Release Group, and each of them, for all matters relating to, or arising from (i) the Partnership, the Partnership Agreement or the Management Agreement, the Partnership Interest, or the Partnership Property (ii) the ownership, management and operation of the Business Property and Partnership Property at any time whatsoever, whether before, during or after the Close of Escrow, (iii) the conduct of the TrizecHahn Release Group, and each of them at any time whatsoever, whether before, during or after the Close of Escrow, with respect to the Partnership Agreement, the Management Agreement, the Partnership Interest or the Partnership Property, and (iv) any breach or alleged breach of this Agreement; BUT SPECIFICALLY EXCLUDING from the foregoing release and discharge only (a) those certain claims that are based upon the representations, warranties, indemnities and further assurances specifically set forth in Sections 4, 5.3 and 9.3 of this Agreement, which by the terms of Section 12.20 below are to survive the execution and delivery hereof, the consummation of the transactions contemplated hereby and the transfer and delivery of Seller's Partnership Interest, and (b) the obligations of Buyer under Sections 12.23 and 12.24 below.
                 11.3 CIVIL CODE SECTION 1542. All rights under Section 1542 of the Civil Code of the State of California, and under any and all similar laws of any State, are hereby expressly waived. Each party is aware that Section 1542 of the Civil Code provides as follows:

           A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS
SETTLEMENT WITH THE DEBTOR.

           12.   MISCELLANEOUS PROVISIONS.

                 12.1 NOTICE AND CURE RIGHTS.

                      12.1.1      If either party (the "Defaulting
Party") defaults under any term, condition or provision of this Agreement, then the other party (the "Non-Defaulting Party"), after delivery of ten
(10) days' written notice to the Defaulting Party specifically describing the default (the "Default Notice"), and after the Defaulting Party's failure to cure such default within the ten (10) day period (the "Cure Period"), (i) may declare an event of default ("Event of Default"), and,
(ii) subject to Sections 12.1.2, 12.2, 12.10 and 12.20 below, may pursue its remedies as set forth in this Agreement; provided, however, in no event shall Seller be obligated to extend the Scheduled Closing Date to accommodate any cure hereunder or under Section 12.1.2 below.

                      12.1.2 If Buyer is the party to whom such a Default Notice is given, then Seller shall NOT be entitled to terminate this Agreement or the escrow (and any previous notice from Seller purporting to exercise that right shall be deemed to be stayed), and Seller shall be obligated to close the escrow on Buyer's purchase of Seller's Partnership Interest, notwithstanding such Event of Default, unless each of the following conditions are met:

                      (a) The Event of Default declared by Seller is material;

                      (b) Buyer either (i) failed to commence to cure the default described in the Default Notice within the Cure Period, or
(ii) with respect to a default which cannot be cured within the Cure Period, Buyer commenced to cure the default within the Cure Period, but thereafter failed to prosecute such cure diligently toward completion throughout the period from such commencement to the Close of Escrow; and

                      (c) The Close of Escrow does not occur on or prior to the Scheduled Closing Date.

           12.2 REFRAINING FROM LEGAL PROCEEDINGS. Each party agrees that, during the term of this Agreement, it shall not (i) commence, join in, prosecute or participate in any suit, arbitration or other proceeding in a position which is adverse to any other parties arising directly or indirectly from the transactions contemplated by this Agreement or in any way relating to the Business Property, the Partnership Agreement or its management, or (ii) terminate, or attempt to terminate, this Agreement, without in each instance first giving to the other parties the Default Notice and opportunity to cure described in Section 12.1 above.

           12.3 ASSIGNMENT. No party may assign its rights or obligations under this Purchase Agreement without receipt of the other parties' prior written consent; provided, however that Buyer may assign its rights and obligations hereunder to any Affiliate of Buyer, without the consent of Seller.

           12.4 AMENDMENT, MODIFICATION AND WAIVER. No amendment, modification or waiver of this Purchase Agreement or any part hereof shall be valid or effective unless in writing and signed by the party sought to be charged therewith. No waiver of any breach or condition of this Purchase Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. No course of dealing between the parties hereto will be deemed effective to amend, modify or discharge any part of this Purchase Agreement or the rights or obligations of any party hereunder.

           12.5 PARTIAL INVALIDITY. If any provision of this Purchase Agreement shall be held by competent authority to be invalid or unenforceable, such provision shall be construed so as to be limited or reduced to be enforceable to the maximum extent compatible with the law as it shall then appear. The total invalidity or unenforceability of any particular provision of this Purchase Agreement shall not affect the other provisions hereof, and this Purchase Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

           12.6 NO THIRD PARTY BENEFICIARY. Except as expressly provided in Sections 9.3 and 9.4 above (related to indemnification) and in Section 11 above (entitled Mutual Releases), no person or entity shall be deemed to be a third party beneficiary hereof, and nothing in this Purchase Agreement (either expressed or implied) is intended to confer upon any other person or entity any rights, remedies, obligations or liabilities under or by reason of this Purchase Agreement.

           12.7 NOTICES. Any notice or other communication required or permitted under this Purchase Agreement shall be in writing and shall be deemed to have been duly given (i) upon personal delivery, (ii) on the third day after the date of mailing by United States registered or certified mail, postage prepaid, return receipt requested, (iii) on the first day following delivery to a nationally recognized United States overnight courier service, fee prepaid, return receipt or other confirmation of delivery requested, or (iv) upon confirmation of receipt by fax. Any such notice or communication shall be addressed as set forth below, or to such other address as may be designated by a party in a notice given to all other parties in accordance with the provisions of this
Section 12.

Address for Notices to Seller:
           JMB Realty Corporation
           900 North Michigan Avenue
           Chicago, Illinois 60611-1575
           Attn:  Mr. Glenn Emig
           Telephone:  (312) 915-2350
           Facsimile:  (312) 915-2310
With a Copy to:
           Pircher, Nichols & Meeks
           1999 Avenue of the Stars, 26th Floor
           Los Angeles, California  90067
           Attention:  Gary M. Laughlin
           Telephone:  (310) 201-8907
           Facsimile:  (310) 201-8922
Address for Notices to Buyer:
           TrizecHahn Centers Inc.
           4350 La Jolla Village Drive, Suite 400
           San Diego, California 92122-1233
           Attn:  Ms. Mary Allman Boyle
           Telephone:  (619) 546-3490
           Facsimile:  (619) 546-3396

With a Copy to:
           Allen, Matkins, Leck, Gamble & Mallory LLP
           501 West Broadway, 9th Floor
           San Diego, California 92101
           Attn:  Steven C. Wellington, Esq.
           Telephone:  (619) 233-1509
           Facsimile:  (619) 233-1158
Address for Notices to Escrow Holder:
           First American Title Guaranty Company
           114 East Fifth Street
           Santa Ana, California  92701
           Attn:  Mickey Elkington
           Telephone:  (800) 854-3643 ext. 6130
           Facsimile:  (714) 647-2139
           Escrow No.:  N984072E

                 12.8 TIME OF ESSENCE. Time is of the essence to this Purchase Agreement.

                 12.9 GOVERNING LAW. This Purchase Agreement shall be governed, construed and enforced in accordance with the laws of the State of California.

                 12.10 REMEDIES. Except as otherwise expressly provided herein, no remedy conferred upon a party by this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute; provided, however, that if the transaction hereunder shall fail to close and Seller shall be in default hereunder, then (i) Buyer shall be entitled only to specifically enforce this Agreement, and to such ancillary damages as may awarded in connection with such an action for specific enforcement, but if specific enforcement is determined in the legal proceeding to be impossible to effect by reason of Seller's default, then Buyer shall be entitled to such alternative remedies (in no event, however, to include any consequential or punitive damages) as may be found in the legal proceeding to be appropriate, and (ii) no other actions for damages (including, without limitation, actions for consequential or punitive damages) shall be permitted as a result of such default by Seller.

                 12.11      ATTORNEYS' FEES.  In the event of any
controversy, claim or dispute between the parties arising from or related to this Purchase Agreement or the breach hereof, the prevailing party shall be entitled to recover from the losing party its reasonable costs, expenses and attorneys' fees.

                 12.12 EXPENSES OF PARTIES. Except as specifically set forth in other provisions of this Purchase Agreement, all expenses involved in the preparation, authorization and consummation of this Purchase Agreement, including, without limitation, all fees and expenses for agents, representatives, counsel and accountants, shall be borne solely by the party who incurs the same, and the other party shall have no liability with respect thereto.

                 12.13 FURTHER ASSURANCES. The parties agree to take such further actions and to execute such additional documents and instruments as may be reasonably required in order to more effectively carry out the terms of this Purchase Agreement and the intentions of the parties.

                 12.14 HEADINGS. The headings contained in this Purchase Agreement are inserted for convenience only and do not constitute a part of this Purchase Agreement.

                 12.15 GENDER. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms, and the singular of nouns, pronouns and verbs shall include the plural and vice versa.

                 12.16 FAIR MEANING. This Purchase Agreement shall be construed according to its fair meaning, the language used shall be deemed the language chosen by the parties hereto to express their mutual intent, and no presumption or rule of strict construction will be applied against any party hereto.

                 12.17 BINDING EFFECT. This Purchase Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

                 12.18 COUNTERPARTS AND FACSIMILES. This Purchase Agreement may be executed in multiple copies, each of which will be deemed an original, but all of which will constitute one Purchase Agreement after each party has signed such a counterpart. An executed counterpart may be delivered by transmission of a facsimile copy, promptly followed by delivery of the original in accordance with this Purchase Agreement, and in such a case, delivery shall be deemed effective upon transmission of the facsimile copy.

                 12.19 ENTIRE AGREEMENT. This document contains the entire agreement between the parties related to the purchase and sale of Seller's Partnership Interest and supersedes any prior understandings, memoranda and other written or oral agreements between or among any of them respecting the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between or among any of the parties relating to the subject matter of this Purchase Agreement which are not fully expressed herein.

                 12.20      LIMITATION ON LIABILITY; SURVIVAL OF CLAIMS.

                      12.20.1 If, PRIOR TO the Close of Escrow, Buyer gives written notice to Seller stating that Buyer has become aware of a breach or default by Seller with respect to the Specified Representation, and such notice is later determined to have been substantially correct, then Buyer shall be entitled to all remedies against Seller permitted by this Agreement, without being subject to the limitations set forth in the remainder of Sections 12.20.1, 12.20.2 or 12.20.3. The intent of the parties is that, as to that particular matter, if it becomes known to and is asserted in writing by Buyer PRIOR TO the Close of Escrow, Buyer should not be deprived of the full benefit of its bargain pursuant to this Agreement.
                      12.20.2 In contrast, in connection with all claims asserting a breach or default by Seller under this Agreement or any other document executed or delivered in connection herewith OTHER THAN claims covered by Section 12.20.1 above, whether Buyer (i) first gives written notice asserting such other claims PRIOR TO the Close of Escrow (as to a matter not covered by Section 12.20.1 above) or (ii) first gives notice ON OR AFTER the Close of Escrow, including, without limitation, all claims based upon representations, warranties, indemnities and further assurances under this Agreement or any other document executed or delivered in connection herewith which survive the Close of Escrow and as to which Buyer's claim of breach or default is first given ON OR AFTER the Close of Escrow (collectively, the "Capped Claims"), the following limitations shall apply:

                      (a) Notwithstanding anything to the contrary contained herein (and without limitation on any of the other limitations on liability or remedies contained in this Agreement), the aggregate liability of Seller arising with respect to (i) Capped Claims other than the Specified Representation shall not exceed $1,000,000, and (ii) all Capped Claims (including the Specified Representation) shall not exceed the Purchase Price.

                      (b) The Capped Claims (including the Specified Representation) shall survive the consummation of the transactions contemplated thereby and the transfer and delivery of Seller's Partnership Interest pursuant to this Agreement for a period (the "Survival Period") lasting only until December 1, 1998, at which time they shall terminate, except as to claims asserted by Buyer to Seller in writing on or before December 1, 1998 and on which arbitration or litigation is commenced by December 31, 1998 (if not resolved by then). The claims described in the exception clause in the preceding sentence shall survive until finally resolved.

                      12.20.3 The provisions of this Section 12.20.3 shall be of no concern to the Escrow Holder.

                      (a) Seller shall retain reserves of at least $1,000,000 at the time of closing under this Agreement, and, until the expiration of the Survival Period, Seller shall not distribute the same to its partners, but shall only utilize such retained funds for the payment of the Capped Claims or for the payment of attorneys' fees of Seller (including any amounts incurred in connection with resolving or defending any claim of liability for the Capped Claims).

                      (b) Notwithstanding the foregoing, (i) if Seller or a liquidating trust or other similar successor-in-interest established by Seller shall fail to retain such reserves of at least $1,000,000 at the time of closing, or (ii) if during the Survival Period, Seller (or such successor-in-interest as aforesaid) shall utilize such reserves for any purpose other than the payment of the Capped Claims or attorneys' fees (including amounts for resolving or defending claims as aforesaid), or
(iii) if for any other reason (including, without limitation, the payment of attorneys' fees or amounts for resolving or defending claims as aforesaid), all of Buyer's claims against Seller for the Capped Claims are finally resolved and the aggregate amount to which Buyer is entitled pursuant to such final resolution (not to exceed $1,000,000 in the aggregate except with respect to the Specified Representation) (collectively, the "Final Award in Favor of Buyer") exceeds the aggregate amount actually paid by Seller (or such successor-in-interest as aforesaid) to Buyer from its (or their) reserves in satisfaction of the Final Award in Favor of Buyer, then in any such case, Buyer may look to the assets of JMB, as the general partner of Seller, for the payment of the Final Award in Favor of Buyer; provided, however, that (except as provided in subparagraph
(c) below) the aggregate liability of JMB in connection therewith shall not exceed the lesser of:

                      --    $1,000,000; or

                      --    The difference between (x) the Final Award in
Favor of Buyer, and (y) the amount actually paid by Seller (or such successor-in-interest as aforesaid) to Buyer from its (or their) reserves in satisfaction of the Final Award in Favor of Buyer.

For example, if Seller properly retains a reserve of $1,000,000 at the time of Closing, Seller properly expends $200,000 from that reserve for its own attorneys' fees in resolving or defending a claim against its reserves, a Final Award in favor of Buyer in the amount of $1,000,000 is nevertheless entered against Seller, and Seller actually pays to Buyer the entire $800,000 then remaining in Seller's reserve, then Buyer may recover from JMB the remaining $200,000 that is unpaid and owed on the Final Award in favor of Buyer.

                      (c)   Notwithstanding anything contained in
subparagraphs (a) and (b) above, with respect to the Specified
Representation, Buyer may look to the assets of JMB for the payment of the Final Award in favor of Buyer to the extent not paid by Seller (or such successor-in-interest as aforesaid) to Buyer from its (or their) reserves;

provided, however, that the aggregate liability of JMB in connection with the Capped Claims (including the Specified Representation) shall in no event exceed the Purchase Price.

                      12.20.4 No constituent partner in or agent of Seller, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constituent partner in Seller (including, but not limited to, JMB, except for the limited extent to which Buyer may look to the assets of JMB pursuant to Sections 12.20.1 and 12.20.3 above) shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into pursuant hereto, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer and its successors and assigns and, without limitation, all other persons and entities, shall look solely to the reserves referred to in Section 12.20.3 above, to offsets against any undelivered portion of the Purchase Price and to Seller's other assets for the payment of any claim or for any performance, and Buyer, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner in Seller (or in any other constituent partner of Seller), nor any obligation of any constituent partner in Seller (or in any other constituent partner of Seller) to restore a negative capital account or to contribute capital to Seller (or to any other constituent partner of Seller), shall at any time be deemed to be the property or an asset of Seller or any such other constituent partner (and neither Buyer nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or partner's obligation to restore or contribute).

           12.21 TAX STRUCTURE OF PURCHASE. Provided that Seller incurs no cost regarding same and that the Close of Escrow is not delayed thereby, Seller agrees to cooperate with Buyer in structuring the transaction contemplated by this Agreement in a tax efficient manner. Seller agrees that, without limitation, the transaction may be structured as a transfer of the Partnership Property from the Partnership to the partners and a subsequent sale of Seller's undivided interest in the Partnership Property to Buyer.

           12.22 CONFIDENTIALITY. Except as required by law, until the Close of Escrow occurs, neither Buyer nor Seller shall issue or cause the publication of any press release or other public announcement with respect to the transaction contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

           12.23 COSTS AND EXPENSES; PRORATIONS.

                 12.23.1    COSTS AND EXPENSES OF SALE.  Buyer will pay
50% of all fees due to Richard Ellis up to a maximum aggregate fee of $575,000 (i.e., Buyer will pay a maximum of $287,500). Seller will pay the remainder of all fees due to Richard Ellis. Seller and Buyer agree to use good faith efforts to negotiate with Richard Ellis a reduction of such fees. Seller and Buyer will each pay one-half of all transfer taxes due in connection with this transaction and Escrow Holder's fees and costs. If, as a result of no fault of Buyer or Seller, the Close of Escrow fails to occur, the parties shall share equally all of the fees and charges pertaining to the Escrow. If the Close of Escrow fails to occur as a result of a party's default hereunder, the defaulting party will be responsible for all fees and charges pertaining to the Escrow. Seller hereby acknowledges that it is solely responsible for the payment of all costs associated with previous efforts by Seller to market or sell Seller's Partnership Interest and/or the Partnership Property.

                 12.23.2 TENANT IMPROVEMENT ALLOWANCES. Seller acknowledges that the Partnership is obligated to fund certain leasing commissions and tenant improvement allowances with respect to tenant leases which have been approved as of the date hereof. An amount equal to 50% of such leasing commissions and tenant improvement allowances which have not yet been funded by the Partnership as of the Close of Escrow is being credited to Buyer at the Close of Escrow. Said credit is reflected in the Prorations Credit referenced in Section 12.23.3 below.

                 12.23.3 PARTNERSHIP INCOME AND EXPENSES. By mutual agreement, the parties have heretofore prorated the income and expenses of the Partnership based on good faith estimate of the portion of said income and expenses accruing prior to the Close of Escrow. As a result of that proration, Buyer/Seller will receive a One Hundred Six Thousand Six Hundred Seventy Eight Dollars ($106,678) credit (the "Prorations Credit") at the Close of Escrow, said Prorations Credit to be reflected in the prorations statement to be delivered to Escrow Holder pursuant to Section 12.23.5 below. Buyer and Seller hereby agree that the Prorations Credit represents the final, definitive reconciliation between Buyer and Seller with respect to the items of income and expenses of the Partnership which were covered by the proration and that, except as specifically set forth in Section
12.24 below, neither Buyer nor Seller shall have any further liability or obligation to the other with respect to said income and expenses. Notwithstanding the foregoing, the parties agree that the Prorations Credit will be adjusted at the Close of Escrow so that Buyer receives a credit to the Prorations Credit in an amount equal to the product of Four Thousand Seven Hundred Two Dollars ($4,702) times the number of days from April 1, 1998 to the Close of Escrow (with each day AFTER, but not including, April 1, 1998, counting as one day).

                 12.23.4 DISTRIBUTION OF CASH. Upon the Close of Escrow, the Cash Reserve will be established pursuant to Section 12.24 below. In connection therewith, Seller shall receive a credit equal to Seller's share of the amount by which all cash belonging to the Partnership as of the April 1, 1998Close of Escrow exceeds the Cash Reserve, in the amount of Three Hundred Ninety Two Thousand One Hundred and Fifty Dollars ($392,150).

                 12.23.5 PRORATIONS STATEMENT. Seller and Buyer shall mutually prepare and deliver to Escrow Holder, no later than two (2) days prior to the Scheduled Closing Date, a schedule setting forth the amounts to be debited and credited to Seller and Buyer pursuant to Sections 12.23.1, 12.23.3 and 12.23.4 above.

           12.24 CASH RESERVE. Upon the Close of Escrow, a cash reserve in the amount of Two Hundred Fifty Thousand dollars ($250,000) ("the Cash Reserve") shall be established from the cash belonging to the Partnership as of the Closing Date. The Cash Reserve may be used solely for the following purposes: (i) payment of any and all hard and soft costs actually incurred by the Partnership in making repairs and/or replacements to the roofs of the existing bowling alley and/or free standing bank buildings (collectively, "Roof Repairs"), (ii) any reasonable legal costs incurred by the Partnership in pursuing the Partnership's rights and remedies against the applicable tenants relating to the Roof Repairs, (iii) the payment of any additional rent under the ground lease of the Business Property for any period prior to the Close of Escrow resulting from the settlement or other disposition of the existing dispute with the ground lessor concerning the proper calculation of participating rent thereunder and any reasonable third party costs or expenses incurred by the Partnership in resolving said dispute, and (iv) expenses of the Partnership accruing prior to the Close of Escrow but not accounted for via the proration described in Section 12.23.3 above (said expenses not to exceed twentyFiftyfi tThousand dDollars ($2550,000)) and (v) any reasonable third party costs or expenses incurred by the Partnership as a result of exercise by the holder of the Easement of its rights under the Easement (said costs and expenses not to exceed __________________________ dollars ($_________)). To the extent the Cash Reserve is used for the making of Roof Repairs and/or for the legal costs of pursuing the Partnership's rights against tenants relating to the Roof Repairs, any amounts relating thereto subsequently recovered by the Partnership from said tenants will be distributed one-half to Seller and one-half to Buyer. As used in this
Section 12.24, the term "Easement" means the easement dated December 8, 1977 from William J. Mabie and Inez E. Mabie to Pacific Gas & Electric Company, which easement was recorded December 23, 1997 in book D363, page
172. On December 1, 1998, any amount remaining in the Cash Reserve shall be distributed one-half to Seller and one-half to Buyer.

           12.25 WAIVER OF RIGHT OF FIRST REFUSAL.  Provided that the
Close of Escrow fails to occur and that such failure is not due to a default by Seller hereunder, Buyer hereby agrees, on its own behalf and on behalf of its Affiliates, for a period of six (6) months following the Scheduled Closing Date, to waive its and its Affiliates' rights of first refusal or other similar rights to acquire the Partnership Property under the Partnership Agreement with respect to any offer received by Seller from a third party to purchase the Partnership Property for a gross purchase price of at least $63,000,000.

           IN WITNESS WHEREOF, the parties hereto have duly executed this Purchase Agreement as of the date first set forth above.

           SELLER: CARLYLE REAL ESTATE LIMITED PARTNERSHIP-VII, an Illinois limited partnership
                            By:   JMB REALTY CORPORATION,
                                  a Delaware corporation,
                                  General Partner
                                  By:
                                       Name:  ______________________
                                       Title:  _____________________

                                  By:
                                       Name:  ______________________
                                       Title:  _____________________

           BUYER:           TRIZECHAHN CENTERS INC.,
                            a California corporation
                            By:
                                  Name:  ____________________________
                                  Title:  ___________________________

                            By:
                                  Name:  ____________________________
                                  Title:  ___________________________

                       CONSENT OF ESCROW HOLDER

                 First American Title Insurance Company, the Escrow Holder under this Agreement, hereby consents to the opening of Escrow pursuant to the terms of this Agreement.

Date: _______________, 19___      First American title Insurance Company

                                  By:
                                       Name:  __________________________
                                       Title:  _________________________

                               EXHIBIT 1

THIS ASSIGNMENT AND ASSUMPTION OF PARTNERSHIP INTEREST ("Assignment") is made effective as of ____________, 19__, by and between CARLYLE REAL ESTATE LIMITED PARTNERSHIP-VII, an Illinois limited partnership ("Assignor") and TRIZECHAHN CENTERS INC., a California corporation ("Assignee") with reference to the following matters:

           A. PARTNERSHIP. Assignor and Assignee are general partners in Oakridge Associates, a California general partnership (the
"Partnership").

           B. PURCHASE AGREEMENT. Assignor and Assignee entered into that certain Oakridge Agreement for Purchase and Sale of Partnership Interest (the "Purchase Agreement") on March __, 1998 (the "Effective Date"), regarding the purchase and sale of all of Assignor's interest in the Partnership, including, without limitation, all of its interest in capital, profits, liquidation proceeds, distributions and all other rights and interests under the Partnership Agreement or relating to the Partnership (collectively, the "Partnership Interest").

           C. PURPOSE. Pursuant to the Purchase Agreement, Assignor desires to assign its Partnership Interest to Assignee, and Assignee desires to accept such assignment and assume all obligations and responsibilities of Assignor with respect to its Partnership Interest, as hereinafter provided.

           NOW, THEREFORE, the parties agree as follows:

           1. ASSIGNMENT. Assignor hereby assigns, conveys, transfers and delivers all of the Partnership Interest to Assignee.

           2.    ACCEPTANCE OF ASSIGNMENT AND ASSUMPTION.

                 2.1 Assignee hereby accepts the foregoing assignment of the Partnership Interest, and assumes all liabilities associated with the Partnership Interest arising after the date of this Assignment (excepting only such matters, if any, as may be expressly provided in the Purchase Agreement).

                 2.2 Assignee acknowledges having read and understood the Partnership's Articles of Partnership made and entered into as of October 15, 1977 (the "Partnership Agreement"), and hereby agrees to be bound by each and every term thereof.

           3.    GENERAL PROVISIONS.

                 3.1 NECESSARY ACTS. Each party agrees to perform any further acts, and to execute and deliver any further documents, that may be reasonably necessary or appropriate to carry out this Assignment.

                 3.2  AMENDMENT.  Any oral representations or
modifications concerning this Assignment shall be of no force or effect. This Assignment may be amended only in a writing, signed by the party to be charged.

                 3.3 CAPTIONS. Paragraph headings or captions are inserted as a matter of convenience and reference, and in no way define, limit, extend or describe the scope of this Assignment or any provision hereof.

                 3.4 GOVERNING LAW. This Assignment shall be governed by the laws of the State of California.

                 3.5 COUNTERPARTS AND FACSIMILES. This Assignment may be executed in multiple copies, each of which will be deemed an original, but all of which will constitute one Assignment after each party has signed such a counterpart. An executed counterpart may be delivered by transmission of a facsimile copy, promptly followed by delivery of the original in accordance with this Agreement, and in such a case, delivery shall be deemed effective upon transmission of the facsimile copy.

                 3.6 SUCCESSORS AND ASSIGNS. This instrument shall bind and inure to the benefit of the respective heirs, personal representatives, grantees, successors and assigns of the parties hereto.

                 3.7 INCORPORATION BY REFERENCE. The covenants, agreements and limitations (including, but not limited to, the limitations of liability provided in Section 12.20 of the Purchase Agreement) provided in the Purchase Agreement with respect to the Partnership Interest are incorporated herein by this reference as if set out in full herein.

           IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed effective as of __________, 1998.

     ASSIGNOR:              CARLYLE REAL ESTATE LIMITED PARTNERSHIP-VII,
                            AN ILLINOIS LIMITED PARTNERSHIP
                            BY:   JMB REALTY CORPORATION,
                                  A DELAWARE CORPORATION,
                                  GENERAL PARTNER

                                  By:
                                       Name:  ______________________
                                       Title:  _____________________

                                  By:
                                       Name:  ______________________
                                       Title:  _____________________

     ASSIGNEE:              TRIZECHAHN CENTERS INC.,
                            a California corporation

                                  By:
                                       Name:  ______________________
                                       Title:  _____________________
                                  By:
                                       Name:  ______________________
                                       Title:  _____________________

                               EXHIBIT 3

                      JMB AUTHORIZING RESOLUTION

           The undersigned, ____________________________________________,
Secretary to JMB REALTY CORPORATION, a Delaware corporation (the
"Corporation"), hereby certifies as follows:

           1. The undersigned is the duly elected, qualified and acting Secretary of the Corporation, and as such has custody and control of the records and seal of the Corporation.

           2. The undersigned has full power and authority to execute and deliver this Certificate.

           3. The Corporation is the sole General Partner of CARLYLE REAL ESTATE LIMITED PARTNERSHIP-VII, an Illinois limited partnership ("Carlyle"). Carlyle is a general partner in OAKRIDGE ASSOCIATES, a California general partnership (the "Partnership").

           4. The following Resolutions are a true, complete and correct copy of the Resolutions duly authorized and adopted by the Board of Directors of the Corporation on or before the date hereof, are now in full force and effect and have not been amended or revoked:

                 RESOLVED, that the Corporation hereby approves of the sale by Carlyle of all its partnership interests in the Partnership , to TRIZECHAHN CENTERS, INC., a California corporation ("Buyer"), for the price and on the other terms and conditions substantially as set forth in that certain Oakridge Agreement for Purchase and Sale of Partnership Interest (the "Purchase Agreement") on March __, 1998 (the "Effective Date"), by and between Carlyle and Buyer. The consummation of all transactions contemplated in the Purchase Agreement, and the execution and delivery of each of the documents required to be delivered thereunder, are hereby approved.

                 RESOLVED FURTHER, that either (a) _____________________, as __________________ of the Corporation, acting alone, or
(b) ___________________________________________________, as
__________________ of the Corporation, acting alone, or (c) any two officers of the Corporation, acting together, are each authorized, empowered and directed to take further action and to execute, make oath to, acknowledge and deliver, from time to time in the name and on behalf of the Corporation, and the Corporation is authorized, empowered and directed to take further action and to execute, make oath to, acknowledge and deliver, from time to time in the name and on behalf of Carlyle, such other agreements, instruments, certificates or documents and to do or to cause to be done any and all such other acts and things as such officer or officers may deem necessary, proper, appropriate or advisable to consummate the transactions contemplated by the Purchase Agreement and to carry out the intent of the forgoing resolutions, the taking of such actions to be conclusive evidence that the same have been authorized and approved by the Board of Directors of the Corporation and by Carlyle.

           RESOLVED FURTHER, that, by these Resolutions, all such actions as may be necessary pursuant to the partnership agreement of Carlyle have now been taken, to authorize Carlyle's execution and delivery of the Purchase Agreement, consummation of the transactions contemplated thereby and execution and delivery of each of the documents required to be delivered thereunder, and Buyer may rely thereon.

           RESOLVED FURTHER, that all acts and things previously done and performed (or caused to be done and performed) in the name and on behalf of the Corporation and Carlyle prior to the date of these resolutions in connection with the transactions contemplated by the Purchase Agreement are hereby ratified, confirmed and approved.

           IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation on _____________, 1998.


                                       Name:  __________________________
                                       Title:  Secretary


[CORPORATE SEAL]

                               EXHIBIT 4

                     BUYER AUTHORIZING RESOLUTION

The undersigned, ____________________________________________, Secretary to
TRIZECHAHN CENTERS INC., a California corporation (the "Corporation"), hereby certifies as follows:

           1. The undersigned is the duly elected, qualified and acting Secretary of the Corporation, and as such has custody and control of the records and seal of the Corporation.

           2. The undersigned has full power and authority to execute and deliver this Certificate.

           3. The Corporation is a general partner in OAKRIDGE ASSOCIATES, a California general partnership (the "Partnership").

           4. The following Resolutions are a true, complete and correct copy of the Resolutions duly authorized and adopted by the Board of Directors of the Corporation on or before the date hereof, are now in full force and effect and have not been amended or revoked:

                 RESOLVED, that the Corporation hereby approves of the purchase by the Corporation of all the partnership interests in the Partnership of CARLYLE REAL ESTATE LIMITED PARTNERSHIP-VII, an Illinois limited partnership ("Carlyle"), for the price and on the other terms and conditions substantially as set forth in that certain Oakridge Agreement for Purchase and Sale of Partnership Interest (the "Purchase Agreement") on April __, 1998 (the "Effective Date"), by and between Carlyle and the Corporation. The consummation of all transactions contemplated in the Purchase Agreement, and the execution and delivery of each of the documents required to be delivered thereunder, are hereby approved.

                 RESOLVED FURTHER, that either (a) _____________________, as __________________ of the Corporation, acting alone, or
(b) ___________________________________, as __________________ of the
Corporation, acting alone, or (c) any two officers of the Corporation, acting together, are each authorized, empowered and directed to take further action and to execute, make oath to, acknowledge and deliver, from time to time in the name and on behalf of the Corporation, such other agreements, instruments, certificates or documents and to do or to cause to be done any and all such other acts and things as such officer or officers may deem necessary, proper, appropriate or advisable to consummate the transactions contemplated by the Purchase Agreement and to carry out the intent of the forgoing resolutions, the taking of such actions to be conclusive evidence that the same have been authorized and approved by the Board of Directors of the Corporation.

                 RESOLVED FURTHER, that all acts and things previously done and performed (or caused to be done and performed) in the name and on behalf of the Corporation and Carlyle prior to the date of these resolutions in connection with the transactions contemplated by the Purchase Agreement are hereby ratified, confirmed and approved.

           IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation on _____________, 1998.

                                       Name: ___________________________
                                       Title:  Secretary


[CORPORATE SEAL]

                               EXHIBIT 6

                   CERTIFICATE OF NON-FOREIGN STATUS

           Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform TRIZECHAHN CENTERS INC., a California corporation ("Transferee"), that withholding of tax is not required upon the disposition of a U.S. real property interest by CARLYLE REAL ESTATE LIMITED PARTNERSHIP-VII, an Illinois limited partnership ("Carlyle"), the undersigned hereby certifies the following on behalf of
Carlyle:

           1. Carlyle is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

           2.    Carlyle's U.S. employer identification number is
______________.

           3.    Carlyle's office address is:

                 CARLYLE REAL ESTATE LIMITED PARTNERSHIP-VII
                 c/o JMB Realty Corporation
                 900 North Michigan Avenue
                 Chicago, Illinois 60611-1575
                 Attn:  Mr. Glenn Emig

           Carlyle understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

           Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and I further declare that I have authority to sign this document on behalf of Carlyle.

     Date:  _____________, 19__

                            CARLYLE REAL ESTATE LIMITED PARTNERSHIP-VII, an Illinois limited partnership

                            By:   JMB REALTY CORPORATION,
                                  a Delaware corporation,
                                  General Partner

                                  By:

                                       Name:  ________________________
                                       Title:  _______________________

                                  By:

                                       Name:  ________________________
                                       Title:  _______________________